UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2004

RYDER SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 NW 82nd Avenue Miami, Florida		33166

(Address of Principal Executive Offices)		(Zip Code)

(305) 500-3726

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure

     On May 18, 2004, Ryder System, Inc. (the “Company”) announced that it had closed a new five-year $870 million global revolving credit facility. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

99.1	Press Release dated May 18, 2004 announcing the closing of the Company’s new global revolving credit facility.
99.2	Press Release dated May 20, 2004 announcing the sale of the Company’s corporate headquarters facility.

Item 9. Regulation FD Disclosure

     On May 20, 2004, the Company announced that it had sold its corporate headquarters facility in Miami, Florida for $39 million in cash. The Company will lease the property back from the purchaser until Ryder’s new headquarters facility, also located in Miami, Florida, is completed in 2005. The Company also announced that as a result of the sale of the facility, it expects to realize a one-time gain in the second quarter of 2004 which was not included in the Company’s previously released 2004 earnings forecast. A copy of the press release is attached hereto as Exhibit 99.2.

     The information contained in Item 9 of this Report, including Exhibit 99.2, is being furnished pursuant to General Instruction B.2 to Form 8-K. Such information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYDER SYSTEM, INC. (Registrant)
Date: May 20, 2004	By:	/s/ Tracy A. Leinbach
Tracy A. Leinbach
Executive Vice President and Chief Financial Officer

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